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                                                                     EXHIBIT 3.6

                           CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              MULTEX SYSTEMS, INC.

          Multex Systems, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of Delaware, does hereby certify:

          1.    The name of the Corporation is Multex Systems, Inc.

          2. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu thereof the following:

          "ARTICLE FIRST: The name of the Corporation is Multex.com, Inc. (the "corporation")."

          3. The amendment of the Amended and Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

                              MULTEX SYSTEMS, INC.



                              By:  /s/ Isaak Karaev
                                   ------------------------
                                   Name:   Isaak Karaev
                                   Office: President